FOR IMMEDIATE RELEASE

                                                        Contact: Lynda L. Glass
                                                                  (717)338-2257

                       ACNB Corporation Agrees to Acquire
                          Russell Insurance Group, Inc.

Gettysburg, Pa., November 19----ACNB Corporation announced today that it has entered into an agreement to acquire the Russell Insurance Group, Inc., a full-service insurance agency that offers a wide range of property and casualty, life, and health insurance to both commercial and individual clients.

      The transaction includes the right to use the company's name ("Russell Insurance Group"), and the agency will continue to be led by Frank C. Russell, Jr. The acquisition is consistent with ACNB Corporation's organizational focus on building customer banking relationships by serving and fulfilling customers' financial product and service needs. Russell Insurance Group will provide yet another touchpoint for its customers.

      "It was an easy decision to join forces with Russell Insurance Group," said Ronald L. Hankey, ACNB Corporation's Chairman. "Russell Insurance Group has an outstanding reputation, a knowledgeable and experienced management team, an excellent group of employees, and a strong commitment to their clients. In addition, they bring expertise in providing full-service insurance programs and in acquiring small general lines agencies."

      "Insurance is a key new focus in our comprehensive financial services offering," said Thomas A. Ritter, President and CEO of ACNB Corporation. "With Russell Insurance Group, we will gain top-notch insurance industry expertise, be able to expand insurance products throughout our trade area, and enhance

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ACNB CORPORATION
Press Release/Russell Insurance Group
November 19, 2004
Page 2


shareholder value. In addition to our current banking services, this acquisition will complement our other financial services such as trust, brokerage, and tax and accounting."

      Based in Westminster, MD, with a satellite office in Timonium, MD, Russell Insurance Group has served the insurance needs of its clients since its founding by Frank C. Russell, Jr. in 1978. Total annual revenues are approximately $4 million. The majority of Russell Insurance Group revenues are commissions related to property and casualty insurance, plus group benefits insurance. All employees of Russell Insurance Group will be retained to meet the needs of its customers, as well as those customers of ACNB Corporation's banking subsidiary, Adams County National Bank.

      "We are pleased to be able to join a company like ACNB Corporation," said Frank C. Russell, Jr., President of Russell Insurance Group, Inc. "Our business has grown successfully over the last several years, and we look forward to continuing to serve clients through a more expanded financial services offering. This union is good for our customers, as well as our employees."

      The acquisition is anticipated to close during the fourth quarter of 2004, subject to varying approvals. The acquisition is structured as an all cash transaction with an approximate aggregate value of $4,750,000.00 initially and an earn-out provision that may result in additional consideration at the end of three years after the effective date of the transaction.

      ACNB Corporation is the financial holding company for Adams County National Bank, Gettysburg, PA. Originally founded in 1857, Adams County National Bank serves its marketplace via a network of fifteen retail banking offices located throughout Adams County, PA, and in Dillsburg and Hanover, York County, PA. Farmers National Bank of Newville, a division of Adams County National Bank, operates three retail banking offices in the Newville, Cumberland County, PA, area. On September 30, 2004,


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ACNB CORPORATION
Press Release/Russell Insurance Group
November 19, 2004
Page 3


ACNB Corporation had total assets of $945 million.

      Garland McPherson and Associates served as financial advisor to ACNB Corporation for the transaction and Shumaker Williams, P.C., served as legal counsel.
                                      # # #

ACNB #2004-20
November 19, 2004

Forward-Looking Statement. This press release may contain certain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 under the Securities Exchange Act, including certain plans, expectations, goals and projections, about the benefits to ACNB Corporation of its acquisition of Russell Insurance Group. These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Actual results could differ materially from those contained or implied by such statements for a variety of factors such as: the businesses of ACNB Corporation and Russell Insurance Group may not be integrated successfully or such integration may take longer to accomplish than expected; the expected synergies from the acquisition may not be fully realized within the expected timeframes; disruption from the acquisition may make it more difficult to maintain relationships with clients, associates or suppliers; the required approvals of the merger may not be obtained on the proposed terms and schedule; and, other factors described in ACNB Corporation's 2003 Annual Report on Form 10-K as filed with the Securities and Exchange Commission. All forward-looking statements included in this news release are based on information available at the time of the release. Neither ACNB Corporation nor Russell Insurance Group assumes any obligation to update any forward-looking statement.